UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2026

TruGolf Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40970	85-3269086
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 North 1400 West, Centerville, Utah	84014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 298-1997

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TRUG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

As previously disclosed, on February 17, 2026, at TruGolf Holdings, Inc.’s (the “Company”) annual meeting of stockholders (the “Annual Meeting”), the stockholders of the Company approved a proposal to redomesticate the Company (the “Redomestication”) from a corporation organized under the laws of the State of Delaware (the “Delaware Corporation”) to a corporation organized under the laws of the State of Nevada (the “Nevada Corporation”) by means of a plan of conversion (the “Plan of Conversion”) and adopted the resolutions of the board of directors of the Company approving the Redomestication, as described in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on January 26, 2026 (the “Proxy Statement”).

On March 10, 2026, the Company filed (i) a certificate of conversion with the Secretary of State of the State of Delaware and (ii) articles of conversion with the Nevada Secretary of State, pursuant to which the Redomestication of the Company from the State of Delaware to the State of Nevada by conversion became effective on March 10, 2026 (the “Effective Time”). The Company also filed new articles of incorporation with the Nevada Secretary of State (the “Nevada Charter”) and adopted new bylaws (the “Nevada Bylaws”) in connection with the Redomestication.

At or after the Effective Time:

●	the Company’s domicile changed from the State of Delaware to the State of Nevada;

●	the internal affairs of the Company ceased to be governed by the laws of the State of Delaware and instead became governed by the laws of the State of Nevada; and

●	the Company ceased to be governed by the Company’s existing amended and restated certificate of incorporation and amended bylaws and instead became governed by the Nevada Charter and the Nevada Bylaws.

The Redomestication will not result in any change in the business, jobs, management, properties, location of any of the Company’s offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the costs related to the Redomestication). The Redomestication will not adversely affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under those material contractual arrangements continue to be the rights and obligations of the Company after the Redomestication.

At the Effective Time, each share of Class A Common Stock, par value $0.0001 per share (the “Delaware Class A Common Stock”), each share of Class B Common Stock, par value $0.0001 per share (the “Delaware Class B Common Stock”), and each share of Series A Preferred Stock, par value $0.0001 per share (the “Delaware Series A Preferred Stock”), issued and outstanding immediately prior to the Effective Time was converted into one share of Class A Common Stock, par value $0.0001 per share (the “Nevada Class A Common Stock”), one share of Class B Common Stock, par value $0.0001 per share (the “Nevada Class B Common Stock”), and one share of Series A Preferred Stock, par value $0.0001 per share (the “Nevada Series A Preferred Stock”), respectively, of the Nevada Corporation.

Stockholders are not required to exchange their existing stock certificates for new stock certificates. As described in the Proxy Statement, certain rights of the Company’s stockholders were changed as a result of the Redomestication. A more detailed description of the Plan of Conversion, the Nevada Charter, the Nevada Bylaws and the effects of the Redomestication is set forth in the Proxy Statement under the “Redomestication Proposal,” which description is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required, the information set forth in Item 3.03 is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Plan of Conversion of TruGolf Holdings, Inc.
3.1	Amended and Restated Articles of Incorporation of TruGolf Holdings, Inc.
3.2	Bylaws of TruGolf Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2026	TRUGOLF HOLDINGS, INC.

	By:	/s/ Christopher Jones
	Name:	Christopher Jones
	Title:	Chief Executive Officer